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                                             EXHIBIT 10(e)



                         AMENDMENT TO
              THE BANK OF NEW YORK COMPANY, INC.
                   EXCESS CONTRIBUTION PLAN


          WHEREAS, The Bank of New York Company, Inc. Excess Contribution Plan (the "Excess Contribution Plan") was amended and restated, effective as of July 10, 1990; and
          WHEREAS, Section 19 of the Excess Contribution Plan provides that the Board of Directors of The Bank of New York Company, Inc. may amend the Excess Contribution Plan at any time, except in certain respects not material hereto; and
          WHEREAS, the Board of Directors desires to amend the Excess Contribution Plan;
          NOW, THEREFORE, the Excess Contribution Plan is hereby amended, effective as of November 1, 1995, by adding the following Appendix to the Plan:

                          APPENDIX A
                          ----------
               Special Provisions for Employees
           of The Putnam Trust Company of Greenwich
           ----------------------------------------
          Notwithstanding any other provision of the Plan to the contrary, effective as of January 1, 1996, the provisions of this Appendix A shall be applicable to certain current and former employees of The Putnam Trust Company of Greenwich who were participants in The Putnam Trust Company of Greenwich Contribution Restoration
       Plan #2 ("Restoration Plan #2").

          In addition to any other amounts payable under the Plan to Michael Cassell, there shall be credited to his Account under the Plan the amount provided for under the last paragraph of Section 4.1(b) of Restoration Plan #2, as adjusted for gains and losses through December 31, 1995 in accordance with the provisions of the penultimate paragraph of Restoration Plan #2. Furthermore, in addition to any other amounts payable under the Plan to Michael Cassell and John Kuck, there shall be credited to their Accounts under the Plan the

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       amount provided for in Section 4.1(b) of Restoration
       Plan #2 with respect to the 1995 taxable year. The value of the Accounts referred to in the preceding sentences of this paragraph shall be adjusted as if such Accounts were invested in Fund A of the Profit-Sharing Plan. When benefit payments under the Profit-Sharing Plan commence to Michael Cassell and John Kuck, they shall receive payment of the value of their Accounts as determined pursuant to this paragraph in a lump sum in cash.


          IN WITNESS WHEREOF, The Bank of New York Company,
  Inc. has caused this Amendment to be executed by its duly authorized officers this 14 day of November, 1995.

                                     \s\ Thomas A. Renyi
  ATTEST:                            -----------------------
     \s\ Jacqueline R. McSwiggan
     ---------------------------
     Assistant Secretary